EXHIBIT 10.3


                           Sonic Jet Performance, Inc.
                           11782 Western Ave. Unit 18
                                Stanton, CA 90680


                                October 30, 2002


A. AGREEMENT: Sonic Jet Performance, Inc., herein referred to as "SJET" and Mission Capital Investment Group, herein referred to as "Mission" hereby enter into this agreement for the purpose of providing capital raise services to SJET. Mission agrees to provide the herein below described services to SJET, and SJET agrees to provide the herein below compensation for said services.


B.   SERVICES PROVIDED:

               1. Mission will use its "best efforts" to raise capital for SJET. Specifically, Mission will attempt to secure investors in the Private Placement dated April 10, 2002.

               2. Mission will attempt to correspond with shareholders, potential investors and the investment community for the purpose of introducing and raising capital for SJET.

               3. Mission may introduce candidates to SJET for strategic alliance, joint venture or other beneficial business relationships based upon subsequent agreement between the parties.

               4. Mission may introduce institutional investors to SJET and/or schedule events within the financial community in an effort to develop institutional investment in SJET (including investment not according to the Private Placement referenced above).

               5. Mission will provide compliance review, as needed, for all monies raised in the Private Placement.


C. COMPENSATION: As compensation for Mission's services under this Agreement, SJET hereby promises and agrees to compensate Mission in the following manner:

               1. Twelve percent (12%) commission on any and all capital raised for SJET directly by Mission; and

               2. Five percent (5%) in SJET common stock on any and all capital raised for SJET directly by Mission.

               3.   Fifty-dollars   ($50)   per   customer   compliance   review
                    performed.


D. TERMS AND CONDITIONS: This agreement will terminate, unless extended by the written agreement of both parties, on April 10, 2003. This Agreement may be cancelled upon 120 days advanced written notice to the non-terminating party, except that said 120 day written notice of cancellation may not be given during the calendar month in which this Agreement is executed.



                    Initials: _____ (Mission); _____ (SJET)

E. REPRESENTATIONS AND WARRANTIES: SJET and Mission hereby represent and warrant as follows:

               1. Both SJET and Mission have full legal authority to enter into this Agreement.

               2. The execution, delivery and providing of services under this Agreement within the time and manner herein specified will not conflict with, nor result in a breach of, nor constitute default to any existing agreement, indenture, or other instrument to which either SJET or Mission is currently a party or by which either entity may be bound or affected.

               3. SJET promises and agrees to cooperate with and to provide all documents, records, certificates, signatures, releases or other writings and/or things needed, necessary and/or expedient to this Agreement upon written request.

               4. Mission warrants that it holds a broker/dealer license and is a broker/dealer in good standing with the Securities Exchange Commission (SEC) and the National Association of Securities Dealers (NASD). 5. Mission warrants that licensed brokers in good standing with the Securities Exchange Commission (SEC) and the National Association of Securities Dealers (NASD) will perform all compliance work.


F. ASSIGNMENTS: This Agreement is binding and shall inure to the benefit of the parties hereto and their respective successors and assigns. provided that not withstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that:

               1. SJET may assign or transfer this Agreement to a successor corporation in the event of a merger, consolidation, transfer, or sale of all or substantially all of the assets of SJET, provided that no such further assignment shall relieve SJET from liability for the obligations assumed by it hereunder.

               2. Mission may assign or transfer this Agreement to any member, which is an affiliate of Mission or its employees, provided that no such assignment shall relieve Mission from liability for its obligations hereunder or that such transfer does not violate its NASD Membership Agreement.

G. ENTIRE AGREEMENT: Each of the parties hereby covenants that this Agreement is intended to and does contain and embodies herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement and that there exists no oral agreement or understanding, expressed or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated or adversely affected. There are no representations or warranties other than those set forth herein.

H. ARBITRATION: SJET and Mission each mutually agree to arbitrate any and all differences, claims, or disputes, of every kind (statutory or other) arising out of this agreement or its termination. Such arbitration would be in Orange County, California, or other mutually-agreed location, before the American Arbitration Association, and in lieu of any court action. In the event a dispute arises over the interpretation or performance of any party under this Agreement, and as a result of said dispute, a claim, action, arbitration or suit should arise, the parties hereby agree that the non-prevailing party in said claim action, arbitration, or suit shall pay the attorney fees and litigation expenses of the prevailing party.

I. ADDRESS OF PARTIES: Each party shall at all times keep the other party informed as to its principal place of business. The parties shall also


                    Initials: _____ (Mission); _____ (SJET)
     promptly notify the other party of any change of address. Correspondence should be directed as follows:

               If to Sonic Jet:

               Attn: Rao Mankal
               11782 Western Ave
               Unit 18
               Stanton, CA 90680
               714-895-0944
               714-895-7139 Fax

               If to Mission Capital Investment Group:

               Attn: Christopher Johndrow
               2865 East Coast Highway
               Suite 306
               Corona Del Mar, CA, 92625
               949-439-8623

J. NOTICES: All notices that are required to be given may be sent pursuant to the provisions of this Agreement and shall be sent to the parties' principal place of business by certified mail, with return receipts requested, or by overnight package delivery service. Notices shall be valid from the date of mailing as indicated by registered postmark or validated airmail receipt.


K. MODIFICATION AND WAIVER: Modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formalities as are present within this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.



AGREED TO AND ACCEPTED:                    AGREED TO AND ACCEPTED:
------ -- --- ---------                    ------ -- --- --------
Sonic Jet Performance, Inc.                Mission Capital Investment Group, Inc
Date: 10/30/02                             Date: 10/30/02
By:                                        By:
   -----------------------------               ---------------------------------
   Madhava Rao Mankal, President               Christopher Johndrow, Principal


                    Initials: _____ (Mission); _____ (SJET)